                                                                   Exhibit 10.23

                            Schedule to Exhibit 10.23

         Pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto, the dates of execution, or other material details from the document filed as Exhibit 10.23.

Exhibit 10.23 Filed

Agreement:    Share Option Agreement
Date:         September 26, 2003
Party A:      Lahiji Vale Limited
Party B:      Wang Lei Lei
Party C:      Beijing Lei Ting Wan Jun Network Technology Limited
Terms:        A share option for Party A to purchase Party B's 20% equity interest in Party C for RMB900,000

Agreements Substantially Identical to Exhibit 10.23 and Omitted

Agreement:    Share Option Agreement
Date:         September 26, 2003
Party A:      Lahiji Vale Limited
Party B:      Wang Xiu Ling
Party C:      Beijing Lei Ting Wan Jun Network Technology Limited
Terms:        A share option for Party A to purchase Party B's 80% equity interest in Party C for an amount equivalent to the actual amount contributed by Party B into Party C

Agreement:    Share Option Agreement
Date:         September 26, 2003
Party A:      Advanced Internet Services
Party B:      Wang Xiu Ling
Party C:      Shenzhen Freenet Information Technology Company Limited
Terms:        A share option for Party A to purchase Party B's 70% equity interest in Party C for an amount equivalent to the actual amount contributed by Party B into Party C

Agreement:    Share Option Agreement
Date:         September 26, 2003
Party A:      Advanced Internet Services
Party B:      Sheng Yong
Party C:      Shenzhen Freenet Information Technology Company Limited
Terms:        A share option for Party A to purchase Party B's 30% equity interest in Party C for an amount equivalent to the actual amount contributed by Party B into Party C

Agreement:    Share Option Agreement
Date:         November 19, 2003
Party A:      Puccini International Limited
Party B:      Wang Lei Lei
Party C:      Beijing Lei Ting Wu Ji Network Technology Limited
Terms:        A share option for Party A to purchase Party B's 80% equity interest in Party C for an amount equivalent to the actual amount contributed by Party B into Party C

Agreement:    Share Option Agreement
Date:         November 19, 2003
Party A:      Puccini International Limited
Party B:      Wang Xiu Ling
Party C:      Beijing Lei Ting Wu Ji Network Technology Limited
Terms:        A share option for Party A to purchase Party B's 20% equity interest in Party C for an amount equivalent to the actual amount contributed by Party B into Party C

[Translation of Chinese original]

                             Share Option Agreement

                                      Among

                               LAHIJI VALE LIMITED

                                       and

                                  Wang Lei Lei

                                       and

                Beijing Lei Ting Wan Jun Network Technology Ltd.


                         Dated as of September 26, 2003

                             SHARE OPTION AGREEMENT

     Share Option Agreement, dated as of September 26, 2003, (this "Contract"), is entered into by and among the parties as follows:
     (1) LAHIJI VALE LIMITED, a corporation organized and existing under the laws of the British Virgin Islands, with the legal registration address at Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "Party A");
     (2) Wang Lei Lei, Resident of the People's Republic of China (the "PRC"), holding the Identification Card of the PRC (No.: 110102197304020437), with the address at Room 1001 Building 1, Xiaoyangyibin Hutong Bystreet, Dongcheng District, Beijing (the "Party B"); and
     (3) Beijing Lei Ting Wan Jun Network Technology Ltd., a corporation organized and existing under the laws of the PRC, with the legal registration address at Room C01, Yong Chang Business Center, 3 Yongchang Beilu Road, Beijing Economic and Technological Development Area (the Party "C").

     As used in this Contract, Party A, Party B, and Party C is "the Party" respectively, and "Parties to the Contract" in all.

     WHEREAS,

     1.   Party B has the ownership of 20% equity interest in Party C.
     2. Party C and Beijing Super Channel Network Limited, a 100% owned subsidiary company to the Affiliate of Party A, entered into a series of contracts such as Exclusive Technology Service Contract.

NOW, THEREFORE, the parties to this Contract hereby agree as follows:

1.   Purchase and Sale of Equity Interest
     ------------------------------------

Section 1.1  Authorization
             -------------

     Party B hereby irrevocably delivers to Party A, under the laws of the PRC, an irrevocable sole authority ("Purchase Right of Equity Interest") of, following the steps decided by Party A, and the price specified in Section 1.3 of this Contract, purchasing by Party A or by one or more persons designated by Party A (the "Designated Persons") at any time from Party B of its all or part of the equity interest of Party C. Besides Party A and the Designated Persons, any third party does not have such Purchase Right of Equity Interest. Party C hereby agrees the delivery of Purchase Right of Equity Interest from Party B to Party A. As specified in this Section and this Contract, the "person" has the meaning of Person,

Corporation, Joint Venture, Partnership, Enterprise, Trust or Non-Corporation Organization.

Section 1.2  Steps
             -----

     The performance of Purchase Right of Equity Interest of Party A shall be upon and subject to the laws and regulations of PRC. Party A shall send a written notice (the "Notice of Purchase of Equity Interest") to Party B upon its performance of Purchase Right of Equity Interest, the Notice of Purchase of Equity Interest shall have in it the following contents:
     (a)  Party A's decision of the performance of purchase right;
     (b) The Equity Interest prospected to be purchased by Party A from Party B (the "Purchased Equity Interest");
     (c)  Purchase Date/Equity Interest Transferring Date.

Section 1.3  Purchase Price
             --------------

     Except as requested by law to be evaluated, the price of the Purchased Equity Interest ("Purchase Price") shall be Renminbi 900 thousand.

Section 1.4  Transfer of the Purchased Equity Interest
             -----------------------------------------

Every time upon Party A's performance of the Purchase Right of Equity Interest:

(a) Party B shall supervise and urge Party C to convene the shareholders meeting, and during the meeting, to pass the decision or resolution to transfer the equity interest from Party B to Party A and/or the Designated Persons;
(b) Party B shall, upon the terms and conditions of this Contract and the Notice of Purchase of Equity Interest, enter into Equity Interest Transfer Contract with Party A (or, in applicable situation, the Designated Persons);
(c) The related parties shall execute all other requisite contracts, agreements or documents, acquire all requisite approval and consent of the government, and, without any security interest, perform all requisite action to transfer the valid ownership of the Purchased Equity Interest to Party A and/or the Designated Person, and to cause Party A and/or the Designated Person to be the registered owner of the Purchased Equity Interest. For this Section and this Contract, "Security Interest" has the meaning of security, mortgage, right or interest of the third party, any purchase right of equity interest, right of acquisition, prior purchase right, right of set-off, ownership detainment or other security arrangements. To further define the meaning, it does not include any security interest subject to this Contract or the equity interest pledge contract of Party B. As described in this Section and this Contract, "the Equity Interest Pledge Contract of Party B" has the meaning of the Equity Interest Pledge Contract entered into by Beijing Super Channel Network Limited and Party B dated as of the execution date of this Contract. According to the said Contract, to secure Party C to perform the obligations subject to the Exclusive Technology Consulting and Service Agreement entered into between Party C and Beijing Super Channel Network Limited, Party B pledges all its equity interest in Party C to Beijing Super Channel Network Limited.

Section 1.5  Payment
             -------

Within [ ] days following the performance of the Purchase Right of Equity Interest by Party A, the Purchase Price shall be paid to the account designated by Party B.

2.   Promises Relating Equity Interest
     ---------------------------------

Section 2.1  Promises Relating Party C
             -------------------------

Party C hereby promises:

(a) Without prior written consent by Party A or Beijing Super Channel Network Limited, Party A's Affiliate in PRC, not, in any form, to complement, change or renew the Articles of the Association of Party C, to increase or decrease registered capital of the corporation, or to change the structure of the registered capital in any other forms;
(b) Following kind finance and business standard and tradition, to maintain the exist of the corporation, prudently and effectively operate business and process affairs;
(c) Without prior written consent by Party A or Beijing Super Channel Network Limited, Party A's Affiliate in PRC, not, dated from the execution date of this Contract, to sale, transfer, mortgage or dispose in any other form any assets, legitimate or beneficial interest of business or income of Party C, or to approve any other security interest set on it;
(d) Without prior written notice by Party A, no debt shall take place, be inherited, be guaranteed, or be allowed to exist, with the exception of:
     (i) debt from normal or daily business but not from borrowing; (ii) debt having been disclosed to Party A or having gained written consent from Party A;
(e) To normally operate all business to maintain the asset value of Party C, without doing or otherwise any action that sufficiently affects the operation and asset value;
(f) Without prior written consent by Party A or Beijing Super Channel Network Limited, Party A's Affiliate in PRC, not to enter into any material contract, with the exception of the contract entered into during the normal business ( As in this paragraph, a contract with a value more than a hundred thousand Yuan (RMB 100,000) shall be seemed as a material contract);
(g) Without prior written consent by Party A or Beijing Super Channel Network Limited, Party A's Affiliate in PRC, not to provide loan or credit loan to anyone;
(h) Upon the request of Party A, to provide all operation and finance materials relevant to Party C;
(i) Party C purchases and holds all along insurance from the insurance company accepted by Party A, the insurance amount and category shall be the same with those held by the companies in the same area, operating the similar business and owning the similar properties and assets;
(j) Without prior written consent by Party A or Beijing Super Channel Network Limited, Party A's Affiliate in PRC, not to merger or associate with any person, or purchase any Person or invest in any Person;
(k) To notify Party A the occurrence or the probable occurrence of the litigation, arbitration or administrative procedure related to the assets, business and income of Party C;
(l) In order to keep the ownership of Party C to all its assets, to execute all requisite or appropriate documents, do all requisite or appropriate action, and advance all requisite or appropriate accusation, or make requisite or appropriate plea for all claims;
(m) Without prior written notice by Party A, not to assign stock interests to shareholders in any form, but upon the request of Party A, to assign all its assignable profits to their own shareholders;
(n) Upon the request of Beijing Super Channel Network Limited, Party A's Affiliate in PRC, to commission any person designated by Beijing Super Channel Network Limited to be the member of the Board of Directors of Party C; and

Section 2.2  Promises Relating Party B
             -------------------------

Party B promises:

(a) Without prior written consent by Party A or Beijing Super Channel Network Limited, Party A's Affiliate in PRC, not, dated from the execution date of this Contract, to sale, transfer, mortgage or dispose in any other form any legitimate or beneficial interest of equity interest, or to approve any other security interest set on it, with the exception of the pledge set on the equity interest of Party B subject to Equity Interest Pledge Contract of Party B;
(b) To cause the Board of Shareholders commissioned by it not to approve to, with no prior written notice by Party A or Beijing Super Channel Network Limited, Party A's Affiliate in PRC, and dated from the execution date of this Contract, sale, transfer, mortgage or dispose in any other form any legitimate or beneficial interest of equity interest, or to approve any other security interest set on it, with the exception of the pledge set on the equity interest of Party B subject to Equity Interest Pledge Contract of Party B;
(c) To cause the Board of Shareholders commissioned by it not to approve Party C to, with no prior written notice by Party A or Beijing Super Channel Network Limited, Party A's Affiliate in PRC, merger or associate with any person, or purchase any person or invest in any person;
(d) To notify Party A the occurrence or the probable occurrence of the litigation, arbitration or administrative procedure related to the equity interest owned by it;
(e) To cause the Board of Shareholders commissioned by it to vote to approve the transfer of the Purchased Equity Interest subject to this Contract;
(f) In order to keep its ownership of the equity interest, to execute all requisite or appropriate documents, do all requisite or appropriate action, and advance all requisite or appropriate accusation, or make requisite or appropriate plea for all claims;
(g) Upon the request of Beijing Super Channel Network Limited, Party A's Affiliate in PRC, to commission any person designated by Beijing Super Channel Network Limited to be the member of the Board of Directors of Party C;
(h) Upon the request of Party A at any time, to immediately transfer its equity interest to the representative designated by Party A unconditionally and at any time, and abandon its prior purchase right of such equity interest transferring to another available shareholder;
(i) To prudently comply with the terms and conditions of this Contract and other contracts entered into totally or respectively by Party B, Party C and Party A and Beijing Super Channel Network Limited, to actually perform all obligations under these contracts, without doing or otherwise any action that sufficiently affects the validity and enforceability of these contracts;

3.   Representations and Warranties
     ------------------------------

Representations and Warranties of Party B and Party C
-----------------------------------------------------

Dated as of the execution date of this Contract and every transferring date, Party B and Party C hereby represents and warrants together and respectively to Party A as follows:

(a) It has the power and ability to enter into and deliver this Contract, and any equity interest transferring contract ("Transferring Contract", respectively) having it as a party, for every single transfer of the purchased equity interest according to this Contract, and to perform its obligations under this Contract and any Transferring Contract. Upon execution, this Contract and the Transferring Contracts having it as a party constitute a legal, valid and binding obligation of it enforceable against it in accordance with its terms;
(b) The execution, delivery of this Contract and any Transferring Contract and performance of the obligations under this Contract and any Transferring Contract do not: (i) cause to violate any relevant laws of PRC; (ii) constitute a conflict with its Articles of Association or other organizational documents; (iii) cause to breach any contract or instruments to which it is a party or having binding obligation on it, or cause to breach any contract or instruments to which it is a party or having binding obligation on it; (iv) cause to violate relevant authorization of any consent or approval to it and/or any continuing valid condition; or (v) cause any consent or approval authorized to it to be suspended, removed, or into which other requests be added;
(c) Party C bears the kind and sellable ownership of all assets. Party C does not set any security interest on the said assets;
(d) Party C does not have any undischarged debt, with the exception of (i) debt from its normal business; and (ii) debt having been disclosed to Party A and having gained written consent from Party A;
(e) Party C abides by all laws and regulations applicable to the purchase of assets;
(f) No litigation, arbitration or administrative procedure relating to equity interest, assets of Party C or the corporation is underway or to be decided or to probably take place;
(g) It bears the kind and sellable ownership of its equity interest, it does not set any security interest on the said assets

4.   Effective Date
     --------------

     This Contract shall be effectively dated from the execution date, with the term of effect as 10 years, and can be extended to another 10 years by the choice of Party A.

5.   Applicable Law and Dispute Resolution
     -------------------------------------

Section 5.1  Applicable Law
             --------------

The execution, validity, construing and performance of this Contract, and resolution of the disputes under this Contract, shall be in accordance with the laws of PRC.

Section 5.2  Dispute Resolution
             ------------------

Any dispute arising from the construing and performance of this Contract shall be settled through friendly consultation between the parties of this Contract. If no settlement can be reached through such consultation within thirty (30) days after the date of the written notice sent by one party to the other requesting to settle the dispute, then each of the parties shall have the right to refer the matter to China International Economic and Trade Arbitration Commission, for settlement by arbitration according to the its valid arbitration rules at the appointed time. The arbitration shall take place in Beijing. The arbitration result is final, and is binding to both parties of this Contract.

6.   Taxes and Expenses
     ------------------

Every party shall, according to laws of PRC, bear any and all transferring and registering taxes, costs and expenses for the preparation and execution of this Contract and all Transferring Contracts, and those arising from or imposed on the party, to complete the transactions of this Contract and all Transferring Contracts.

7.   Notices
     -------

This Contract requests that notices or other communications sent by any party or corporation shall be written in Chinese, and be delivered in person, by mail or telecopy to other parties at the following addresses or other specified addresses noticed by other parties to the party. The date deemed to be duly given or made shall be confirmed as follows: (a) for notices delivered in person, the date of delivery shall be deemed as having been duly given or made;
(b) for notices delivered by mail, the tenth day of the delivery date of air certified mail with postage prepaid (as shown on stamp) shall be deemed as having been duly given or made; and (c) for notices by telecopy, the receipt date showed on the delivery confirming paper of the relevant document shall be deemed as having been duly given or made.

Party A: LAHIJI VALE LIMITED
Address: deliver by "Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands". Facsimile No.: 1-284-494-5132

With a copy to:
48/F the Center, 99 Queen's Road Central, Hong Kong
Attention: Secretary of the Company
Facsimile No.: 852-2189-7446

Party B: Wang Lei Lei
Address: Room 1001 Building 1, Xiaoyangyibin Hutong Bystreet,
         Dongcheng District, Beijing

Party C: Beijing Lei Ting Wan Jun Network Technology Ltd.
Address: Floor 8, West 3 Building of the Tower Office, Beijing Oriental Plaza,
         East Chang An Street No.1, Dong Cheng District, Beijing

Facsimile No.: 010-85181160

8.   Confidentiality
     ---------------

Both the parties admit and confirm any oral or written materials exchanged by the parties relating to this Contract are confidential. Both parties shall maintain the secrecy and confidentiality of all such materials. Without written approval by the other party, the party shall not disclose to ay third party any relevant materials, but with the exception of the following: (a) the public know or may know such materials (but not disclosed by the party accepting the materials); (b) materials needed to be disclosed subject to ordinance or listing rules or precedents of the united transaction firm; or (c) any party necessarily discloses materials to its legal or financial consultant relating the transaction of this Contract, and this legal or financial consultant shall have the obligation of confidentiality similar to that set forth in this Section. The breach of the obligation of confidentiality by staff or employed institution of any party shall be deemed as the breach of such obligation by that party, and by whom the liabilities for breach shall be bored. No matter this Contract may terminate by any reason, this Section shall continue in force and effect.

9.   Further Warranties
     ------------------

The Parties to the Contract agree to promptly execute documents reasonably requisite to the performance of the provisions and the aim of this Contract or documents beneficial to it, and to take actions reasonably requisite to the performance of the provisions and the aim of this Contract or actions beneficial to it.

10.  Miscellaneous
     -------------

Section 10.1 Amendment, Modification and Supplement
             --------------------------------------

Upon amendment, modification and supplement of this Contract shall be subject to the written agreement executed by each party.

Section 10.2 Observance of Laws and Regulations
             ----------------------------------

The parties of the contract shall observe and make sure the operation of each party fully observe all laws and regulations of PRC officially published and publicly gainable.

Section 10.3 Entire Contract
             ---------------

Except the written amendment, supplement and modification of this Contract following the date of execution, this contract and attachments 1 constitute the entire contract of the parties hereto with respect to the object hereof and supersedes all prior oral or written agreements, representation and contracts with respect to the object hereof.

Section 10.4 Headings
             --------

The headings contained in this Contract are for convenience of reference only and shall not affect the interpretation, explanation or in any other way the meaning of the provisions of this Contract.

Section 10.5 Language
             --------

This Contract is written in Chinese, and the three copies are in the same form.

Section 10.6 Separability
             ------------

If any one or more provisions of this Contract are judged as invalid, illegal or non-enforceable in any way according to any laws or regulations, the validity, legality and enforceability of other provisions hereof shall not be affected or impaired in any way. All parties shall, through sincere consultation, urge to replace those invalid, illegal or non-enforceable provisions with valid ones, and from such valid provisions, similar economic effects shall be tried to reach as from those invalid, illegal or non-enforceable provisions.

Section 10.7 Successor
             ---------

This Contract shall bind and benefit the successor of each party and the transferee allowed by each party.

Section 10.8 Survival
             --------

(a) Any obligation taking place or at term hereof prior to the end or termination ahead of the end of this Contract shall continue in force and effect notwithstanding the occurrence of the end or termination ahead of the end of the Contract.
(b) Section 5, Section7 and Section 5.8 hereof shall continue in force and effect after the termination of this Contract.

Section 10.9 Waiver
             ------

Any party to this Contract may waive the terms and conditions of this Contract. Such waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver by a party to the breach hereof by other parties in certain situation shall not be construed as a waiver to any similar breach by other parties in other situation.

IN WITNESS THEREFORE, the parties hereof have caused this Contract to be executed by their duly authorized representatives as of the date first written above.

Party A: LAHIJI VALE LIMITED


By:
    ------------------------------------
Name:
Title:


Party B: Wang Lei Lei


By:
    ------------------------------------
Name:


Party C: Beijing Lei Ting Wan Jun Network Technology Ltd.


By:
    ------------------------------------
Name:
Title: